UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 6, 2005

SBA Communications Corporation

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-30110	65-0716501
(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 995-7670

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 6, 2005, SBA Communications Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lehman Brothers Inc. relating to the public offering of 8,000,000 shares of the Company’s Class A common stock, par value $.01 per share. The shares are being issued pursuant to the Company’s shelf registration statement (No. 333-41308), as amended (the “Registration Statement”), which was previously declared effective by the Securities and Exchange Commission (“SEC”), and the Company’s prospectus, dated May 5, 2005, as supplemented by the Company’s prospectus supplement, dated May 6, 2005, each as filed with the SEC. The Underwriting Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties. The Underwriting Agreement and the opinion of Akerman Senterfitt, relating to the legality of the Class A common stock to be issued and sold in the offering, are included as Exhibits 1.1 and 5.1 to this Form 8-K and are hereby incorporated by reference into the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

Exhibits

1.1	Underwriting Agreement, dated May 6, 2005, by and between SBA Communications Corporation and Lehman Brothers Inc.

5.1	Opinion of Akerman Senterfitt.

23.1	Consent of Akerman Senterfitt (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 11, 2005	SBA COMMUNICATIONS CORPORATION

	By:	/s/ Anthony J. Macaione
Anthony J. Macaione
Chief Financial Officer